Exhibit 99.1

Carolina Trust BancShares, Inc. Announces
Commencement of Common Stock Offering

Company Release - 4/16/2018

LINCOLNTON, N.C., April 16, 2018 -- Carolina Trust BancShares, Inc. (the “Company”) (NASDAQ: CART), parent company of Carolina Trust Bank, announced today that it has commenced an underwritten public offering of 2,200,000 shares of its common stock.  The Company expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares sold in the offering.

Sandler O’Neill + Partners, L.P. is serving as the sole book-running manager for the offering.  The shares will be issued pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-224178).

The Company expects to use the net proceeds from this offering to support the continued growth of its franchise and for other general corporate purposes.

Additional Information Regarding the Offering

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The registration statement on Form S-1 and preliminary prospectus related to the offering may be accessed through the SEC’s website at www.sec.gov. Investors may obtain copies of the preliminary prospectus, and when available, copies of the final prospectus, relating to this offering from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, via email at syndicate@sanderoneill.com or by phone at (866) 805-4128; or from American Capital Partners, LLC, via email at Dkenny@acpweb.com or by phone at (800) 393-0493.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Carolina Trust BancShares, Inc.

Carolina Trust BancShares, Inc. is a bank holding company and the parent company of Carolina Trust Bank.  Carolina Trust Bank is a full-service, state-chartered bank headquartered in Lincolnton, N.C., operating nine full-service offices in Lincoln, Catawba, Gaston, Iredell and Rutherford Counties in western North Carolina and a loan production office in Salisbury, N.C.

Caution Regarding Forward-Looking Statements

Statements in this press release that are not historical facts or that express the Company’s plans or intentions regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning a proposed public offering of common stock. Forward-looking statements are typically preceded by, followed by or include words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions.  Forward-looking statements provide current expectations or forecasts of future events or determinations.  These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date.  Actual results might differ materially from those presented, either expressed or implied, in the forward-looking statements due to risks and uncertainties, including, but not limited to, risks and uncertainties related to market conditions, the satisfaction of customary closing conditions for the proposed offering and other risks and uncertainties described in the registration statement filed with the SEC.  Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce revisions to any of the forward-looking statements included herein to reflect future events or developments.

The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Contact:
Jerry L. Ocheltree
President and CEO
Carolina Trust BancShares, Inc.
(704) 735-1104